UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                    _________

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to section 13 OR 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 18, 2005

                                IPIX CORPORATION
             (Exact name of registrant as specified in its charter)


                DELAWARE                 000-26363          52-2213841
               ---------                 ---------          ----------
            (State or other             (Commission        (IRS Employer
       jurisdiction of incorporation)    File Number)     Identification Number)


         8000 TOWERS CRESCENT DRIVE, SUITE 1350, VIENNA, VIRGINIA  22182
         ---------------------------------------------------------------
               (Address of principal executive offices)       (Zip Code)


       Registrant's telephone number, including area code: (703) 847-3660
                                                           --------------

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         [  ]  Written communications pursuant to Rule 425 under the Securities
               Act (17 CFR 230.425)

         [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange
               Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

   On April 18, 2005 IPIX Corporation (the "Company") entered into a sublease agreement (the "Sublease") with Thomas Group, Inc. (the "Sublessor") with respect to the Company's a new corporate headquarters in Reston, Virginia. The Sublease is for a period of 31 months beginning April 15, 2005. The base rent is approximately $297,668.25 per year and will increase by approximately three (3%) percent each year beginning April 1, 2006. In addition to the base rent, the Company is responsible for any increases in operating expenses and property taxes billed to the landlord and paid by the Sublessor. The Company is also responsible for the costs of tenant improvement. All terms and conditions of the master lease between the Sublessor and REC Partners, L.P. dated February 15, 2000 are incorporated into and made part of the Sublease.



                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     IPIX CORPORATION



Dated:  April 26, 2005                               /s/ Charles A. Crew
                                                     -----------------------
                                                     Charles A. Crew
                                                     Chief Financial Officer




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